www.bancofcal.com Investor Presentation 2023 Third Quarter Earnings

2 This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the Company) with the Securities and Exchange Commission (SEC). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future increases in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the availability and cost of capital and liquidity, the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of Deepstack Technologies, LLC (Deepstack), reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; and (xix) the risks, uncertainties and assumptions set forth under the heading “Cautionary Statement Regarding Forward- Looking Statements” in the registration statement (as defined below); and (xx) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this presentation and from time to time in other documents that we file with or furnish to the SEC. FORWARD LOOKING STATEMENTS

3 No Offer or Solicitation This presentation is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, PacWest Bancorp or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. Additional Information and Where to Find It This presentation includes information relating to the proposed transaction between the Company and PacWest Bancorp and the proposed investment in the Company by Warburg Pincus LLC and Centerbridge Partners, L.P. The Company filed a registration statement on Form S-4 (the registration statement) with the SEC on August 28, 2023 (as amended on September 29, 2023, further amended on October 16, 2023 and as further amended on October 19, 2023), which includes a joint proxy statement (the joint proxy statement / prospectus) of the Company and PacWest Bancorp distributed to holders of the Company’s common stock and PacWest Bancorp’s common stock in connection with the Company’s and PacWest Bancorp’s solicitation of proxies for the vote by the Company’s stockholders and PacWest Bancorp’s stockholders with respect to the proposed transaction and also constitutes a prospectus of the Company. The registration statement was declared effective by the SEC on October 20, 2023 and the definitive joint proxy statement / prospectus was first mailed on or around October 23, 2023 to the Company’s and PacWest Bancorp’s respective stockholders that, as of the applicable record date, are entitled to vote on the matters being considered at the Company stockholder meeting and at the PacWest Bancorp stockholder meeting, as applicable. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND THE DEFINITIVE VERSIONS THEREOF, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the registration statement, the definitive joint proxy statement/prospectus and all other relevant documents filed with the SEC by the Company or PacWest Bancorp through the website maintained by the SEC at www.sec.gov. The documents filed by the Company or PacWest Bancorp with the SEC also may be obtained free of charge at the Company’s or PacWest Bancorp’s website at https://investors.bancofcal.com, under the heading “Financials and Filings” or www.pacwestbancorp.com, under the heading “SEC Filings”, respectively, or upon written request to the Company, Attention: Investor Relations, 3 MacArthur Place, Santa Ana, CA 92707 or PacWest Bancorp, Attention: Investor Relations, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212, respectively. Participants in Solicitation The Company and PacWest Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders or PacWest Bancorp’s stockholders in connection with the proposed transaction under the rules of the SEC. The Company’s stockholders, PacWest Bancorp’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the names, affiliations and interests of directors and executive officers of the Company and PacWest Bancorp in the registration statement, as well as other documents filed by the Company or PacWest Bancorp from time to time with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed the participants in the proxy solicitation of the Company’s or PacWest Bancorp’s stockholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by the Company or PacWest Bancorp will also be available free of charge from the Company or PacWest Bancorp using the contact information above. ADDITIONAL DISCLAIMERS

4 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2. 3Q23 capital ratios are preliminary THIRD QUARTER 2023 RESULTS ($ in Thousands Except Per Share Data) 3Q23 2Q23 3Q22 Net interest income $ 69,218 $ 69,632 $ 79,408 Net income $ 42,574 $ 17,879 $ 24,196 Earnings per diluted common share $ 0.74 $ 0.31 $ 0.40 Adjusted net income (1) $ 17,051 $ 18,383 $ 26,732 Adjusted earnings per diluted common share (1) $ 0.30 $ 0.32 $ 0.44 Pre-tax pre-provision (PTPP) income (1) $ 63,832 $ 26,524 $ 34,127 Adjusted PTPP income (1) $ 27,596 $ 27,240 $ 37,728 Return on average assets (ROAA) 1.82% 0.75% 1.02% Adjusted ROAA (1) 0.73% 0.77% 1.13% PTPP ROAA (1) 2.73% 1.11% 1.44% Adjusted PTPP ROAA (1) 1.18% 1.14% 1.59% Average assets $ 9,261,273 $ 9,611,239 $ 9,408,740 Net interest margin 3.19% 3.11% 3.58% Allowance for credit losses coverage ratio 1.13% 1.19% 1.36% NIE / Average assets 2.41% 2.05% 2.15% Adjusted NIE / Average assets (1) 1.98% 2.02% 2.00% Common equity tier 1 (2) 12.19% 11.88% 11.41% Tangible common equity per share (1) $ 15.34 $ 14.56 $ 13.79 Noninterest-bearing deposits as % of total ending deposits 35.6% 35.6% 40.4%

5 3Q23 Summary Business model built for stability through the cycle, with a focus on high-touch commercial relationships and value-added services and solutions to drive noninterest-bearing deposit growth Announcement of Transformational Merger with PacWest Bancorp • Regulatory approval received from FRB and CA DFPI; no further regulatory approvals are required • Stockholder meetings scheduled for 11/22/23; anticipated merger closing date on or about 11/30/23 • Combination creates the #3 largest California headquartered bank • Deal is expected to provide scale, market position, strong liquidity and funding, robust capital and improved profitability • Transaction includes $400mm of committed capital from leading private equity firms • Merger restructuring plan includes asset sales expected to reduce PACW’s high cost brokered deposits Strength of Deposit Franchise • Stable deposit mix with noninterest-bearing deposits comprising 36% of 3Q23 ending total deposits • Over $50 million in new NIB deposit relationships added in 3Q and over $200 million added year-to-date Well Positioned for Interest Rates • Net interest margin increased 8 bps from prior quarter to 3.19% • Deposit costs stabilizing: 09/30/23 spot rate on deposits of 1.84% compared to average for the quarter of 1.86% High Levels of Liquidity and Capital • Total available liquidity of $3.7 billion, which was 2.1x the level of uninsured and uncollateralized deposits • TCE ratio(1) increased 62 bps to 9.7% and TBV/share increased 5.4% to $15.34(2) • Total risk-based capital ratio of 14.5%, CET1 ratio of 12.2% and leverage ratio of 10.2%(3) Healthy Asset Quality • NPAs declined 39% excluding SFRs, which have low LTVs and minimal loss rates • NPL coverage ratio increased 3% to 129%; NPA coverage ratio increased 3% to 128% • Charge-offs incurred in the current period to reposition the balance sheet post-merger 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation. 2. Includes a $46.2 million pre-tax mark- to- market gain on derivative instruments entered into to hedge interest rate risks prior to merger closing. 3. 3Q23 capital ratios are preliminary. STRONG DEPOSIT BASE, LIQUIDITY AND CAPITAL

6 Strong YTD growth in NIB deposits from new relationships shows success of BANC’s deposit engine ($ in millions) 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 $44.4 $34.1 $59.3 $66.0 $92.0 $22.0 $74.5 $74.8 $52.2 1Q23 to 3Q23 $202 million New NIB Deposits From New Relationships DEPOSIT ENGINE CONSISTENTLY GENERATES NEW NIB DEPOSITS FROM NEW RELATIONSHIPS Adding new NIB relationships considered key to long-term success of deposit franchise

7 • Stable NIB mix, including 36% ending total deposits, which was flat to 2Q23 ending levels • Through the cycle cumulative deposit beta of 34% since 4Q21 • 74% insured and collateralized deposits • No material depository or industry concentration • 09/30/23 spot rate on deposits of 1.84% Cost of Deposits 40.4% 26.4% 20.4% 4.4% 8.4% 3Q22 0.79% 39.5% 27.3% 16.5% 8.5% 8.2% 4Q22 1.22% 36.1% 26.8% 0.47% 14.4% 8.4% 1Q23 1.67% 35.6% 24.9% 15.4% 15.6% 8.5% 2Q23 1.86% 35.6% 23.1% 17.5% 15.3% 8.5% 3Q23 14.3% Average Cost of deposits Noninterest-bearing Interest-bearing checking Money Market & Savings Brokered CDs CDs Highlights 2.18% 3.65% 4.51% 4.99% 5.26% Average Fed Funds Rate 1. Reflects balance as of period end LOW COST DEPOSIT FRANCHISE Widening spread against Fed funds rate driven by stable NIB deposit % Category 3Q22 4Q22 1Q23 2Q23 3Q23 $ in millions Noninterest-bearing checking $2,943.6 $2,809.3 $2,506.6 $2,446.7 $2,366.5 Interest-bearing checking 1,921.8 1,947.2 1,862.0 1,713.5 1,531.3 Demand deposits 4,865.4 4,756.6 4,368.6 4,160.2 3,897.9 Money market & savings 1,478.0 1,174.9 998.4 1,057.3 1,157.1 CDs 614.6 584.5 585.3 579.8 567.1 Brokered CDs 322.4 604.9 999.7 1,073.8 1,018.5 Total (1) $7,280.4 $7,120.9 $6,952.0 $6,871.1 $6,640.6

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELDS

Loan Segment	3Q23			2Q23			Change		
	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield
$ in Millions									
C&I: Warehouse	$ 648	9.3%	8.81%	$ 786	11.0%	8.66%	$ (138)	-17.6%	0.15%
C&I: All Other	1,295	18.6%	6.60%	1,214	17.0%	6.55%	81	6.7%	0.05%
Multifamily	1,654	23.8%	4.16%	1,654	23.1%	4.16%	0	0.0%	0.00%
CRE	1,173	16.9%	4.94%	1,266	17.7%	4.86%	(93)	-7.4%	0.08%
Construction	263	3.8%	8.96%	265	3.7%	8.80%	(2)	-0.7%	0.16%
SBA	57	0.8%	5.50%	63	0.9%	6.22%	(6)	-10.0%	-0.72%
Total Commercial Loans	5,090	73.1%	5.79%	5,249	73.3%	5.69%	(159)	-3.0%	0.10%
SFR	1,783	25.6%	4.18%	1,821	25.4%	4.10%	(38)	-2.1%	0.08%
Consumer	88	1.3%	6.56%	87	1.2%	6.47%	2	1.8%	0.09%
Total Consumer Loans	1,871	26.9%	4.29%	1,908	26.7%	4.20%	(36)	-1.9%	0.09%
Total Loans HFI	$ 6,961	100%	5.38%	$ 7,156	100%	5.28%	$ (195)	-2.7%	0.10%



SBA
1%
Ware-
house
9%
C&I
19%
CRE
17%
Multifamily
24%
Construction
4%
Consumer
1%
1-4 Res.
26%

3Q23 Highlights

- 53% of loans are variable or hybrid
- 62% of the loan portfolio is secured by residential real estate
- Multifamily weighted average LTV of 57%
- CRE weighted average LTV of 55%
- SFR weighted average LTV of 57% and average FICO 741
- 79% of the SFR loan portfolio have LTVs of less than 70%
- 87% of all real estate secured loans have LTVs of less than 70%

BANC OF CALIFORNIA

1. Reflects balance as of period end. $102.3 million of owner-occupied CRE loans were moved to the commercial and industrial category from the CRE category during the third quarter

8

CALIFORNIA-CENTRIC CRE PORTFOLIO HAS LOW WEIGHTED-AVERAGE LTV AND SOLID CREDIT QUALITY

CRE comprises 16.9% of total loans; General Office at only 3.7% of total loans

Collateral Type	Count	Balance ($ millions)[1]	% of Total Loans	Avg. Loan Size ($ millions)	WA LTV
General Office	54	$ 256	3.7%	$ 4.7	53%
Medical Office	10	71	1.0%	7.1	53%
Retail	76	335	4.8%	4.4	54%
Industrial	68	246	3.5%	3.6	57%
Health Facility	6	45	0.6%	7.4	62%
Hospitality	6	31	0.4%	5.1	37%
Other	117	189	2.7%	1.6	59%
Total CRE	337	$ 1,173	16.9%	$ 3.5	55%

% of Total CRE Loans



SBA / Consumer
2%
C&I
28%
CRE
17%
Multifamily
24%
Construction
4%
SFR
26%

Highlights

- CRE loan delinquency rate <1%
- CRE nonperforming loans <1%
- CRE weighted average LTV 55%
- Retail is well diversified with 1.9x debt service coverage
- Total CRE debt service coverage of 1.6x

General Office CRE comprised of class B/C low-rise with:

- LTV of 53%
- 1.6x debt service coverage

BANC OF CALIFORNIA

1. Reflects balance as of period end. $102.3 million of owner-occupied CRE loans were moved to the commercial and industrial category from the CRE category during the third quarter

9

10 1. Includes deferred costs/fees, transfers, sales and other adjustment Note: Ending loan balance includes loans held for sale DIVERSIFIED BUSINESS MIX LOAN YIELDS ON NEW PRODUCTION CONTINUE TO RISE ($ in millions) Loans Beginning Balance Total Fundings Total Payoffs Net Difference Other Change(1) Loans Ending Balance Total Loan Yield Rate on Production Q3 2023 7,161$ 266$ 450$ (184)$ (12)$ 6,965$ 5.38% 8.36% Q2 2023 7,059$ 441$ 340$ 101$ 1$ 7,161$ 5.28% 8.17% Q1 2023 7,119$ 399$ 454$ (55)$ (6)$ 7,059$ 5.07% 7.72% Q4 2022 7,294$ 496$ 662$ (166)$ (8)$ 7,119$ 4.92% 6.79% Q3 2022 7,455$ 821$ 980$ (159)$ (2)$ 7,294$ 4.54% 5.53% $559 $145 $156 $61 $92 $262 $351 $208 $231 $174 $821 $496 $399 $441 $266 ($239) ($212) ($217) ($134) ($90) ($347) ($284) ($237) ($206) ($224) ($980) ($662) ($454) ($340) ($450) ($394) ($166) ($135)$34 $149 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% $0 $200 $400 $600 $800 $1,000 $1,200 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Total Loan Fundings of $266 Million in Q3 2023 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production ($ in millions)

CONTINUED TBV PER SHARE GROWTH

Growth in TBV per common share[1] driven by strong earnings, including hedge gains[2] and prudent balance sheet management, that more than offset negative AOCI marks, dividends, common stock repurchases and acquisitions of Pacific Mercantile Bank and Deepstack Technologies



Tangible common equity per common share(1)
$13.39
$13.88
$14.19
$15.34
4Q21: Closed $1.5 billion asset PMB acquisition in October
3Q22: Completed $24 million acquisition of Deepstack Technologies in September
4Q22: Completed $75 million stock buyback authorized in 1Q22 that reduced outstanding shares by 7%
YTD: Completed $21 million of stock buyback, no repurchases in 3Q23
FY2020
FY2021
FY2022
3Q23

BANC OF CALIFORNIA

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
2. 3Q23 includes $46.2 million mark-to-market gain recognized on derivative instruments including $3.1 billion in interest rate swap options to hedge changes in interest rates and a contingent forward asset sale agreement on the SFR loan portfolio of $1.8 billion

11

12 QoQ Effective Duration (yrs) Unrealized Loss 3Q23 2Q23 Change 3Q23 3Q23 Gov’t & Agency (MBS, CMO, & SBA) $ 171.3 $ 180.1 $ (7.8) 4.5 $ (10.8) CLOs 483.8 482.8 1.0 0.1 (6.1) Corporate Securities 155.0 147.6 6.3 1.9 (19.9) Private Label RMBS 105.0 111.5 (6.5) 7.1 (15.1) AFS $ 915.1 $ 922.1 $ (7.0) 2.0 $ (52.0) Gov’t & Agency (MBS, CMO, & SBA) 214.1 214.2 (0.1) 9.2 (51.4) Municipal 114.2 114.2 (0.0) 9.6 (26.6) HTM $ 328.3 $ 328.4 $ (0.1) 9.4 $ (78.0) Total Securities $ 1,243.3 $ 1,250.5 $ (7.2) 3.6 $ (130.0) Security Type ($ in millions) Portfolio Average Balances & Yields Securities Portfolio Detail Portfolio Profile 3.38% 3Q22 4.19% 4Q22 4.66% 1Q23 4.83% 2Q23 5.17% 3Q23 $1,195 $1,221 $1,298 $1,311 $1,252 Average Balance ($ in millions) Yield SECURITIES HAVE SHORT / MODERATE DURATION WITH LOW UNREALIZED AFS AND HTM LOSSES CompositionCredit Rating AA 40% AAA 47% BB 2% BBB 11% CLOs 37% Corporates 13% Gov’t & AGC 31% Munis 9% Private Label 10%

13 (Dollars in millions) 3Q23 AFS (Unrealized Loss Pre-Tax) $51.9 HTM (Unrealized Loss Pre-Tax) $78.0 Total Securities Unrealized Loss Pre-Tax $129.8 Net Unrealized Loss on AFS After-Tax $36.6 3.9% of CET1 Net Unrealized Loss on HTM After-Tax $54.9 5.9% of CET1 Net Unrealized Loss on Securities After-Tax (2) $91.5 Capital Analysis CET 1 Capital $928.9 Net Unrealized Loss on Securities After-Tax (2) $91.5 9.8% of CET1 CET 1 (Deficit) / Surplus $837.4 CET1 Well-Capitalized Guideline 6.50% CET1 Ratio 12.19% CET1 Ratio, assuming AFS losses realized 11.71% CET1 Ratio, assuming AFS & HTM losses realized 10.99% 1. 3Q23 capital ratios are preliminary. 2. Tax rate of 29.6% used for calculation purposes 3. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation Total unrealized losses reduce the CET1 ratio by 120 bps LOW UNREALIZED SECURITIES LOSSES AS A % OF CAPITAL(1) • 3Q23 AFS unrealized losses were 3.9% of 3Q23 CET1 Capital • 3Q23 AFS + HTM unrealized losses were 9.8% of 3Q23 CET1 Capital • Including unrealized losses, CET1 remains 4.5% above “Well Capitalized” guidelines(3) Highlights

14 ($ in Millions) September 30, 2023 Current Availability Utilization Capacity Primary Liquidity Cash 311$ AFS Securities (unpledged)* 689 Total Primary Liquidity $ 1,000 Secondary Liquidity FHLB 1,192$ 1,225$ 2,417$ FRB (Discount Window & BIC) 805 200 1,005 FRB (Bank Term Funding Program) 379 - 379 Other 290 - 290 Total Secondary Liquidity $ 2,666 $ 1,425 $ 4,091 Total Primary + Secondary Liquidity** $ 3,666 Total available primary and secondary liquidity ($3.67B) is 2.1x uninsured and uncollateralized deposits ($1.76B) * Includes the unrealized mark which would need to be realized when sold **Excludes term funding, lines of credit and brokered CD capacity HIGH LEVEL OF AVAILABLE LIQUIDITY

15 1. 3Q23 capital ratios are preliminary 2. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation • $35 million stock repurchase authorized for 2023, of which $21 million was repurchased by June 30 • No stock repurchases were made in 3Q due to our proposed transaction with PacWest • 2022, 1Q23 and 2Q23 included $75 million, $5.2 million and $16.0 million in common stock repurchases, respectively • 2Q23 Tangible Common Equity Ratio reflects normalized liquidity • 3Q22 included the impact from the Deepstack acquisition STRONG CAPITAL BASE Provides Buffer for Economic Environment 3Q23 2Q23 1Q23 4Q22 3Q22 Regulatory Well- Capitalized Ratios Most Recent Quarter Ratios in Excess of Well-Capitalized Total Risk-Based Capital Ratio (1) 14.48% 14.25% 14.22% 14.19% 13.83% 10.00% 4.48% Tier 1 Risk-based Capital (1) 12.19% 11.88% 11.79% 11.78% 11.41% 8.00% 4.19% Common Equity Tier 1 (CET1) (1) 12.19% 11.88% 11.79% 11.78% 11.41% 6.50% 5.69% Leverage Ratio (1) 10.15% 9.39% 9.65% 9.70% 9.52% 5.00% 5.15% Tangible Common Equity / Tangible Assets (2) 9.66% 9.04% 8.44% 9.23% 8.97% NA NA

16 1.52% 1.67% 1.34% 1.53% 1.48% $156.6 3Q22 $152.3 4Q22 $110.0 1Q23 $123.4 2Q23 $111.8 3Q23 $8.0 $21.1 $24.6 $33.5 $39.8 Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Total Loans ($ in millions) $21.1 0.79% 3Q22 $30.4 1.28% 4Q22 $31.7 1.03% 1Q23 $39.0 1.47% 2Q23 $28.0 1.30% 3Q23 SFR Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans $34.7 0.59% 3Q22 $34.1 0.78% 4Q22 $32.0 0.80% 1Q23 $33.8 0.94% 2Q23 $20.7 0.87% 3Q23 SFR NPLs NPLs (ex-SFR) NPLs/Total Loans-HFI 1.36% $98.8 3Q22 1.28% $91.3 4Q22 1.27% $89.4 1Q23 1.19% $84.9 2Q23 1.13% $78.4 3Q23 ACL / Total Loans ACL $36.4 $60.8 $40.9 $65.9 $62.2 NPLs excluding SFR loans down 39% SFR loans have low LTVs and minimal loss exposure ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans $16.1 $30.9 $36.6 $37.2 $52.3 SFR Criticized and Classified Loans Criticized and Classified Loans (ex SFR) Classified Loans / Total Loans

17 APPENDIX

18 1. Non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3Q23 2Q23 1Q23 4Q22 3Q22 $ 9,247 $ 9,370 $ 10,039 $ 9,197 $ 9,369 915 922 958 868 848 328 328 329 329 329 6,961 7,156 7,054 7,115 7,289 6,641 6,871 6,952 7,121 7,280 $ 69.2 $ 69.6 $ 73.1 $ 80.2 $ 79.4 50.8 6.0 7.9 (1.4) 5.7 120.0 75.7 80.9 78.8 85.1 56.2 49.2 49.6 47.6 50.5 (0.0) (0.0) 1.6 0.6 0.5 56.2 49.1 51.2 48.2 51.0 63.8 26.5 29.7 30.6 34.1 5.0 1.9 2.0 - - 16.3 6.7 7.4 9.1 9.9 42.6 17.9 20.3 21.5 24.2 $ 42.6 $ 17.9 $ 20.3 $ 21.5 $ 24.2 $ 0.74 $ 0.31 $ 0.34 $ 0.36 $ 0.40 $ 15.34 $ 14.56 $ 14.26 $ 14.19 $ 13.79 1.82% 0.75% 0.88% 0.92% 1.02% 62.62% 63.99% 60.86% 56.03% 55.66% (Dollars in millions) Income tax expense Net interest income Total noninterest income Total assets Securities available-for-sale Loans held-for-investment Total deposits Total revenue Noninterest expense Loss in alternative energy partnership investments Total noninterest expense Pre-tax pre-provision income (1) Provision for credit losses Securities held-to-maturity Net income available to common stockholders Diluted earnings per common share Net income Tangible common equity per common share (1) Return on average assets Adjusted efficiency ratio (1) BANC FAST FACTS

19 1. Excludes Warehouse credit facilities $ in millions Real Estate Loan Balances(1) SFR Portfolio by LTV 70% 3Q22 72% 4Q22 73% 1Q23 70% 2Q23 70% 3Q23 $5,124 $5,114 $5,118 $5,006 $4,873 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • 87% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 56% Real Estate (1) LTVs $ % Count <50% $ 1,472 30% 1,082 50% to 60% 1,125 23% 509 60% to 70% 1,629 33% 621 70% to 80% 495 10% 311 >80% 152 3% 97 Total $ 4,873 100% 2,620 $ in Millions SFR LTVs $ % Count <50% $ 572 32% 670 50% to 60% 362 20% 311 60% to 70% 467 26% 365 70% to 80% 251 14% 225 >80% 130 7% 89 Total $ 1,783 100% 1,660 $ in Millions • 79% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 57% DIVERSIFIED AND LOW LTV REAL ESTATE PORTFOLIO

20 CLO Industry Breakdown $484 million at September, 2023 (net of $6.1 million unrealized loss)• CLO portfolio has underlying diversified exposure • AAA and AA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10- 20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 3Q23 average CLO portfolio yield of 7.3%, up from 6.9% in 2Q23 • Quarterly reset based on [3 Month Term SOFR + a credit adjustment of 0.26161%] + 1.62% • CLOs included an unrealized loss of $6.1 million as of 3Q23, down from $7.7 million as of 2Q23 High Tech Industries 12% Healthcare & Pharmaceuticals 12% Banking, Finance, Insurance & Real Estate 9% Services: Business 8% Beverage, Food & Tobacco 5% Media: Broadcasting & Subscription 4% Hotel, Gaming & Leisure 4% Construction & Building 3% Capital Equipment 3% Automotive 3% Services: Consumer 3% Chemicals, Plastics, & Rubber 3% Telecommunications 3% Containers, Packaging & Glass 3% Consumer goods: Non-durable 3% Other 20% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE Credit Enhancement Provides Significant Principal Protection Highlights

21 Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest income to adjusted total revenue, adjusted noninterest expense to average total assets, pre- tax pre-provision (PTPP) income, adjusted PTPP income, PTPP income ROAA, adjusted PTPP income ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA), adjusted common equity tier 1 (CET 1) and adjusted CET1 ratios constitute supplemental financial information determined by methods other than in accordance with GAAP. These non- GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net income available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is calculated by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is calculated by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is calculated by dividing noninterest expense by total revenue. Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income is calculated by adjusting net income for tax-effected noninterest income and noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is calculated by dividing annualized adjusted net income by average assets. Adjusted net income available to common stockholders is calculated by removing the impact of preferred stock redemptions from adjusted net income. Adjusted diluted earnings per share is calculated by dividing adjusted net income available to common stockholders by the weighted average diluted common shares outstanding. Common equity tier 1 and the common equity tier 1 ratio are defined by regulatory capital rules. Adjusted CET 1 is calculated by subtracting net unrealized losses on securities from CET 1 capital. Adjusted CET 1 ratio is calculated by dividing adjusted CET 1 by total risk-weighted assets. Adjusted CET 1 ratio, assuming AFS losses realized, is calculated by dividing CET 1 capital amount after adjusting for the net unrealized losses on AFS securities, by total risk-weighted assets. Adjusted CET 1 ratio, assuming HTM losses realized, is calculated by dividing CET 1 capital after adjusting for the net unrealized losses on HTM securities, by total risk-weighted assets. Adjusted CET 1 and adjusted CET 1 ratios are provided to reflect management’s assessment of capital impacts from net unrealized losses on securities. Capital amounts and ratios as of the most recent quarter are preliminary. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 22-27 of this presentation. NON-GAAP FINANCIAL INFORMATION

NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)	3Q23	2Q23	1Q23	4Q22	3Q22
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 9,247,072	$ 9,370,265	$ 10,038,901	$ 9,197,016	$ 9,368,578
Less: goodwill	(114,312)	(114,312)	(114,312)	(114,312)	(114,312)
Less: other intangible assets	(6,142)	(6,603)	(7,065)	(7,526)	(8,081)
Tangible assets[1]	$ 9,126,618	$ 9,249,350	$ 9,917,524	$ 9,075,178	$ 9,246,185
Total stockholders' equity	$ 1,001,720	$ 957,054	$ 958,907	$ 959,618	$ 951,990
Less: goodwill	(114,312)	(114,312)	(114,312)	(114,312)	(114,312)
Less: other intangible assets	(6,142)	(6,603)	(7,065)	(7,526)	(8,081)
Tangible common equity[1]	$ 881,266	$ 836,139	$ 837,530	$ 837,780	$ 829,597
Total stockholders' equity to total assets	10.83%	10.21%	9.55%	10.43%	10.16%
Tangible common equity to tangible assets[1]	9.66%	9.04%	8.44%	9.23%	8.97%
Common shares outstanding	56,959,141	56,944,706	58,237,303	58,544,534	59,679,558
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	57,436,462	57,422,027	58,714,624	59,021,855	60,156,879
Book value per common share	$ 17.44	$ 16.67	$ 16.33	$ 16.26	$ 15.83
Tangible Book Value Per Share[2]	$ 15.34	$ 14.56	$ 14.26	$ 14.19	$ 13.79

BANC OF CALIFORNIA

1. Non-GAAP financial measure
2. Tangible Book Value Per Share and Tangible Common Value Per Share are interchangeable measures

22

23 1. Non-GAAP measure 2. Adjustments shown net of a statutory tax rate of 29.6% (Dollars in thousands) 3Q23 2Q23 1Q23 4Q22 3Q22 Return on tangible common equity Average total stockholders' equity $ 977,410 $ 997,049 $ 1,004,794 $ 989,414 $ 960,806 Less: Average goodwill (114,312) (114,312) (114,312) (114,312) (98,916) Less: Average other intangible assets (6,430) (6,885) (7,355) (7,869) (4,570) Average tangible common equity (1) $ 856,668 $ 875,852 $ 883,127 $ 867,233 $ 857,320 Net income available to common stockholders $ 42,574 $ 17,879 $ 20,278 $ 21,519 $ 24,196 Add: Amortization of intangible assets 461 462 461 555 396 Less: Tax effect on amortization of intangible assets (2) (136) (137) (136) (164) (117) Net income available to common stockholders after the adjustments for intangible assets (1) $ 42,899 $ 18,204 $ 20,603 $ 21,910 $ 24,475 Return on average equity 17.28% 7.19% 8.18% 8.63% 9.99% Return on average tangible common equity (1) 19.87% 8.34% 9.46% 10.02% 11.33% NON-GAAP RECONCILIATION

NON-GAAP RECONCILIATION

(Dollars in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22
Adjusted Noninterest Income					
Total noninterest income	50,778	6,024	7,859	(1,427)	5,681
Gain on merger-related derivative instruments	(46,165)	-	-	-	-
Net loss on securities available for sale	-	-	-	7,708	-
Adjusted noninterest income[1]	$ 4,613	$ 6,024	$ 7,859	$ 6,281	$ 5,681
Adjusted Noninterest Expense					
Total noninterest expense	$ 56,164	$ 49,132	$ 51,239	$ 48,203	$ 50,962
Noninterest expense adjustments:					
Indemnified legal recoveries (fees)	(634)	(752)	(380)	869	(1,017)
Acquisition, integration and transaction costs	(9,329)	-	-	-	(2,080)
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	(9,963)	(752)	(380)	869	(3,097)
(Loss) gain in alternative energy partnership investments	34	36	(1,618)	(608)	(504)
Total noninterest expense adjustments	(9,929)	(716)	(1,998)	261	(3,601)
Adjusted noninterest expense[1]	$ 46,235	$ 48,416	$ 49,241	$ 48,464	$ 47,361
Average assets	$ 9,261,273	$ 9,611,239	$ 9,317,209	$ 9,257,311	$ 9,408,740
Noninterest income to total revenue[1]	42.32%	7.96%	9.71%	(1.81%)	6.68%
Adjusted noninterest income to adjusted total revenue[1]	6.25%	7.96%	9.71%	7.26%	6.68%
Noninterest expense / Average assets[2]	2.41%	2.05%	2.23%	2.07%	2.15%
Adjusted noninterest expense / Average assets[1][2]	1.98%	2.02%	2.14%	2.08%	2.00%

1. Non-GAAP measure
2. Ratio presented on an annualized basis

BANC OF CALIFORNIA

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NON-GAAP RECONCILIATION

(Dollars in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22
Adjusted pre-tax pre-provision income					
Net interest income	$ 69,218	$ 69,632	$ 73,053	$ 80,217	$ 79,408
Noninterest income	50,778	6,024	7,859	(1,427)	5,681
Total revenue	119,996	75,656	80,912	78,790	85,089
Noninterest expense	56,164	49,132	51,239	48,203	50,962
Pre-tax pre-provision income[1]	$ 63,832	$ 26,524	$ 29,673	$ 30,587	$ 34,127
Total revenue	$ 119,996	$ 75,656	$ 80,912	$ 78,790	$ 85,089
Total noninterest income adjustments	(46,165)	-	-	$ 7,708	-
Adjusted total revenue[1]	$ 73,831	$ 75,656	$ 80,912	$ 86,498	$ 85,089
Noninterest expense	$ 56,164	$ 49,132	$ 51,239	$ 48,203	$ 50,962
Total noninterest expense adjustments	(9,929)	(716)	(1,998)	261	(3,601)
Adjusted noninterest expense[1]	46,235	48,416	49,241	48,464	47,361
Adjusted pre-tax pre-provision income[1]	$ 27,596	$ 27,240	$ 31,671	$ 38,034	$ 37,728
Average Assets	$ 9,261,273	$ 9,611,239	$ 9,317,209	$ 9,257,311	$ 9,408,740
Pre-tax pre-provision ROAA[1][2]	2.73%	1.11%	1.29%	1.31%	1.44%
Adjusted pre-tax pre-provision ROAA[1][2]	1.18%	1.14%	1.38%	1.63%	1.59%
Efficiency Ratio[2]	46.80%	64.94%	63.33%	61.18%	59.89%
Adjusted efficiency ratio[1][2]	62.62%	63.99%	60.86%	56.03%	55.66%

1. Non-GAAP measure
2. Ratio presented on an annualized basis

BANC OF CALIFORNIA

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NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)	3Q23	2Q23	1Q23	4Q22	3Q22
Adjusted net income					
Net income[1][2][3]	$ 42,574	$ 17,879	$ 20,278	$ 21,519	$ 24,196
Adjustments:					
Noninterest income adjustments	(46,165)	-	-	7,708	-
Noninterest expense adjustments	9,929	716	1,998	(261)	3,601
Total adjustments	(36,236)	716	1,998	7,447	3,601
Tax impact of adjustments above[3]	10,713	(212)	(591)	(2,202)	(1,065)
Adjustments to net income	(25,523)	504	1,407	5,245	2,536
Adjusted net income[1][2][4]	$ 17,051	$ 18,383	$ 21,685	$ 26,764	$ 26,732
Average Assets	$ 9,261,273	$ 9,611,239	$ 9,317,209	$ 9,257,311	$ 9,408,740
ROAA[5]	1.82%	0.75%	0.88%	0.92%	1.02%
Adjusted ROAA[4][5]	0.73%	0.77%	0.94%	1.15%	1.13%
Adjusted net income available to common stockholders					
Net income available to common stockholders	$ 42,574	$ 17,879	$ 20,278	$ 21,519	$ 24,196
Adjustments to net income	(25,523)	504	1,407	5,245	2,536
Adjusted net income available to common stockholders[4]	$ 17,051	$ 18,383	$ 21,685	$ 26,764	$ 26,732
Average diluted common shares	57,521,836	58,026,007	59,206,619	59,725,283	60,492,460
Diluted EPS	$ 0.74	$ 0.31	$ 0.34	$ 0.36	$ 0.40
Adjusted diluted EPS[4][6]	$ 0.30	$ 0.32	$ 0.37	$ 0.45	$ 0.44

1. Net income for the three months ended September 30, 2023 includes a $46.2 million pre-tax mark-to-market gain on derivative instruments partially offset by acquisition costs of $9.3 million
2. Net income for the three months ended December 31, 2022 includes a $7.7 million pre-tax loss on sale of securities
3. Tax impact of adjustments shown at a statutory tax rate of 29.6%
4. Non-GAAP measure
5. Ratio presented on an annualized basis
6. Represents adjusted net income available to common stockholders divided by average diluted common shares

BANC OF CALIFORNIA

26

27 1. 3Q23 presented to reflect management’s assessment of capital impact from net unrealized losses on securities. Tax rate of 29.6% used for calculation purposes 2. 3Q23 capital ratios are preliminary 3. Non-GAAP measure NON-GAAP RECONCILIATION (Dollars in thousands) 3Q23 Adjusted Common Equity Tier 1 (CET 1) capital (1,3) CET 1 capital $ 928,862 Less unrealized loss on AFS securities, net of tax (36,551) Less unrealized loss on HTM securities, net of tax (54,913) Adjusted CET 1 capital (3) $ 837,398 CET 1 ratio (2) 12.19% Adjusted CET 1 ratio, assuming AFS losses realized (3) 11.71% Adjusted CET 1 ratio, assuming AFS and HTM losses realized (3) 10.99% Unrealized loss on AFS securities, net of tax, to CET 1 capital 3.9% Unrealized loss on HTM securities, net of tax, to CET 1 capital 5.9% Total unrealized loss on AFS and HTM securities, net of tax, to CET 1 capital 9.8%